UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                January 31, 2007

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

 [ ] Soliciting  material pursuant to rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


Item 2.02:  Results of Operations and Financial Condition
---------------------------------------------------------

On January 31, 2007 TriCo Bancshares announced its quarterly earnings for the period ended December 31, 2006. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01: Exhibits
-------------------

(c)  Exhibits

         99.1  Press release dated January 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  February 2, 2007       By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Executive Vice
                                   President and Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------

    99.1                   Press release dated January 31, 2007

PRESS RELEASE                                     Contact:     Thomas J. Reddish
For Immediate Release                             Executive Vice President & CFO
                                                                  (530) 898-0300

TRICO BANCSHARES ANNOUNCES RECORD ANNUAL AND QUARTERLY EARNINGS FOR THE PERIODS ENDED DECEMBER 31, 2006

CHICO, Calif. - (January 31, 2007) - TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced record annual earnings of $26,830,000 for the year ended December 31, 2006. This represents a 13.4% increase when compared with earnings of $23,671,000 for the year ended December 31, 2005. Diluted earnings per share for the year ended December 31, 2006 increased 13.1% to $1.64 from $1.45 for the year ended December 31, 2005. Total assets of the Company increased $79 million (4.3%) to $1.920 billion at December 31, 2006 versus $1.841 billion at December 31, 2005. Total loans of the Company increased $125 million (9.0%) to $1.510 billion at December 31, 2006 versus $1.385 billion at December 31, 2005. Total deposits of the Company increased $102 million (6.8%) to $1.599 billion at December 31, 2006 versus $1.497 billion at December 31, 2005.

Net income for the quarter ended December 31, 2006 increased 2.7% to $6,918,000 from $6,734,000 in the quarter ended December 31, 2005. Diluted earnings per share increased 2.4% to $0.42 in the quarter ended December 31, 2006 from $0.41 in the quarter ended December 31, 2005.

The increase in earnings for the quarter ended December 31, 2006 over the year-ago quarter was due to a $948,000 (4.6%) increase in net interest income to $21,724,000, and a $561,000 (100%) decrease in provision for loan losses to $0, which were partially offset by a $1,202,000 (7.6%) increase in noninterest expense to $17,002,000 from the year-ago quarter. Noninterest income for the quarter ended December 31, 2006 increased $5,000 (0.1%) to $6,627,000 from the year-ago quarter.

The increase in net interest income was due to the loan growth noted above, which was partially offset by a decrease in fully tax-equivalent net interest margin to 5.13% during the quarter ended December 31, 2006 versus 5.21% during the quarter ended December 31, 2005. The fully tax-equivalent net interest margin was 5.19% during the quarter ended September 30, 2006.

The $561,000 decrease in provision for loan loss from the quarter ended December 31, 2006 was mainly due to slower growth in loan balances during the quarter ended December 31, 2006 as credit quality of the loan portfolio remained high. Net loan charge-offs during the quarter ended December 31, 2006 were $79,000 compared to $131,000 in the year-ago quarter. Nonperforming loans, net of government agency guarantees, were $4,512,000 at December 31, 2006 compared to $2,961,000 and at December 31, 2005. The Company's allowance for losses, which consists of the allowance for loan losses and the reserve for unfunded commitments, was $18,763,000 or 1.24% of total loans outstanding and 416% of nonperforming loans at December 31, 2006 compared to $18,039,000 or 1.30% of total loans outstanding and 609% of nonperforming loans at December 31, 2005.

The $1,202,000 increase in noninterest expense during the quarter ended December 31, 2006 was mainly due to an $840,000 (9.8%) increase in salaries and benefits expense to $9,405,000 and a $497,000 (7.4%) increase in other noninterest expenses to $7,247,000. The increases in salaries and benefits expense was primarily the result of regular salary increases, the opening of branches in Roseville, Yuba City, Folsom, Antelope, Anderson, and Elk Grove in November 2005, January 2006, March 2006, May 2006, June 2006 and August 2006,
respectively, and $110,000 of employee stock option expense. The increase in other noninterest expense was primarily due to inflation and the effect of the new branches noted above.

The increase in noninterest income was primarily due to a $150,000 (3.1%) increase in service charges and fees to $4,940,000 during the quarter ended December 31, 2006 from the quarter ended December 31, 2005. Other noninterest income decreased $145,000 (7.9%) to $1,687,000 due mainly to a $77,000 increase in income from cash value of life insurance to $544,000, offset by a $135,000 decrease in gain on sale of loans to $349,000 and a $98,000 decrease in commission on sale of nondeposit investment products to $417,000.

As of December 31, 2006, the Company had purchased 374,371 shares of its common stock under its stock repurchase plan announced on July 31, 2003 and amended on April 9, 2004, which leaves 125,629 shares available for repurchase under the plan.

Richard Smith, President and Chief Executive Officer commented, "When we consider the fierce competition that currently exists for deposits, the fact that the current spread between short-term interest rates and long-term interest rates makes it harder for banks to be profitable, and the slowdown in real estate activity, we get a greater appreciation for the effort our team members put forth to achieve these record quarterly and annual results. We continue to believe these results reflect our ability to deliver, and our market's acceptance of, our values of service and convenience."

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors. This entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 31-year history in the banking industry. Tri Counties Bank operates 32 traditional branch locations and 22 in-store branch locations in 22 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 62 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.

                                       TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                   (Unaudited. Dollars in thousands, except share data)
                                                  Three months ended
                                         -------------------------------------------------------------------------------------
                                               December 31,      September 30,     June 30,       March 31,       December 31,
                                                  2006               2006            2006           2006             2005
                                         -------------------------------------------------------------------------------------
Statement of Income Data
Interest income                                     $31,545         $31,421        $29,379        $27,978          $26,876
Interest expense                                      9,821           9,576          8,275          6,773            6,100
Net interest income                                  21,724          21,845         21,104         21,205           20,776
Provision for loan losses                                 -             235            554            500              561
Noninterest income:
      Service charges and fees                        4,940           5,056          4,956          4,857            4,790
      Other income                                    1,687           1,593          1,575          1,591            1,832
Total noninterest income                              6,627           6,649          6,531          6,448            6,622
Noninterest expense:
      Salaries and benefits                           9,405           9,276          8,618          9,156            8,565
      Intangible amortization                           350             350            350            346              346
      Provision for losses -
       unfunded commitments                               -               -             36              -              139
      Other expense                                   7,247           7,400          7,272          6,920            6,750
Total noninterest expense                            17,002          17,026         16,276         16,422           15,800
Income before taxes                                  11,349          11,233         10,805         10,731           11,037
Net income                                           $6,918          $6,820         $6,557         $6,535           $6,734
Share Data
Basic earnings per share                              $0.44           $0.43          $0.42          $0.42            $0.43
Diluted earnings per share                             0.42            0.42           0.40           0.40             0.41
Book value per common share                           10.69           10.41           9.96           9.68             9.52
Tangible book value per common share                  $9.60           $9.22          $8.75          $8.44            $8.25
Shares outstanding                               15,857,207      15,857,107     15,855,107     15,778,090       15,707,835
Weighted average shares                          15,857,166      15,855,933     15,798,565     15,736,544       15,711,257
Weighted average diluted shares                  16,396,320      16,365,858     16,388,855     16,379,595       16,336,888
Credit Quality
Non-performing loans, net of
       government agency guarantees                  $4,512          $4,523         $3,913         $4,048           $2,961
Other real estate owned                                   -               -              -              -                -
Loans charged-off                                       498             368            564            357              392
Loans recovered                                        $419            $233           $259           $275             $261
Allowance for losses to total loans(1)                1.24%           1.25%          1.29%          1.32%            1.30%
Allowance for losses to NPLs(1)                        416%            417%           479%           456%             609%
Allowance for losses to NPAs(1)                        416%            417%           479%           456%             609%
Selected Financial Ratios
Return on average total assets                        1.46%           1.45%          1.42%          1.43%            1.51%
Return on average equity                             16.23%          16.64%         16.68%         16.93%           18.00%
Average yield on loans                                7.81%           7.82%          7.44%          7.24%            7.11%
Average yield on interest-earning assets              7.43%           7.44%          7.07%          6.86%            6.72%
Average rate on interest-bearing liabilities          2.97%           2.86%          2.50%          2.11%            1.94%
Net interest margin (fully tax-equivalent)            5.13%           5.19%          5.10%          5.21%            5.21%
Total risk based capital ratio                        11.3%           11.1%          11.1%          11.1%            10.8%
Tier 1 Capital ratio                                  10.3%           10.1%          10.1%          10.0%             9.8%

(1)      Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.



                                        TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                   (Unaudited. Dollars in thousands, except share data)
                                                  Three months ended
                                         -------------------------------------------------------------------------------------
                                              December 31,     September 30,    June 30,     March 31,     December 31,
                                                  2006             2006          2006          2006            2005
                                         -------------------------------------------------------------------------------------
Balance Sheet Data
Cash and due from banks                         $102,220        $78,281       $84,663        $78,742        $90,562
Federal funds sold                                   794          1,387           526              -          2,377
Securities, available-for-sale                   198,361        209,886       221,828        244,441        260,278
Federal Home Loan Bank Stock                       8,320          8,206         8,103          7,691          7,602
Loans
      Commercial loans                           153,105        153,705       146,952        134,049        143,175
      Consumer loans                             525,513        527,185       517,588        510,809        508,233
      Real estate mortgage loans                 679,661        661,962       642,422        630,821        623,511
      Real estate construction loans             151,600        164,307       149,046        124,429        110,116
Total loans, gross                             1,509,879      1,507,159     1,456,008      1,400,108      1,385,035
Allowance for loan losses                        (16,914)       (16,993)      (16,893)       (16,644)       (16,226)
Premises and equipment                            21,830         21,556        21,597         21,068         21,291
Cash value of life insurance                      43,536         42,991        42,571         42,168         41,768
Goodwill                                          15,519         15,519        15,519         15,519         15,519
Intangible assets                                  1,666          3,361         3,711          4,061          4,407
Other assets                                      34,755         32,651        33,523         32,372         28,662
Total assets                                   1,919,966      1,904,004     1,871,156      1,829,526      1,841,275
Deposits
      Noninterest-bearing demand deposits        420,025        357,754       354,576        354,514        368,412
      Interest-bearing demand deposits           230,671        229,143       235,100        249,064        244,193
      Savings deposits                           374,605        369,933       388,847        432,087        438,177
      Time certificates                          573,848        568,344       535,917        491,726        446,015
Total deposits                                 1,599,149      1,525,174     1,514,440      1,527,391      1,496,797
Federal funds purchased                           38,000        106,500        96,700         45,800         96,800
Reserve for unfunded commitments                   1,849          1,849         1,849          1,813          1,813
Other liabilities                                 30,383         28,254        24,964         29,046         23,744
Other borrowings                                  39,911         35,848        33,971         31,441         31,390
Junior subordinated debt                          41,238         41,238        41,238         41,238         41,238
Total liabilities                              1,750,530      1,738,863     1,713,162      1,676,729      1,691,782
Total shareholders' equity                       169,436        165,141       157,994        152,797        149,493
Accumulated other
      comprehensive loss                          (4,521)        (3,607)       (5,629)        (5,330)        (3,825)
Average loans                                  1,498,040      1,477,551     1,427,735      1,384,541      1,344,654
Average interest-earning assets                1,711,743      1,701,166     1,676,705      1,646,777      1,615,901
Average total assets                           1,890,765      1,880,029     1,850,487      1,822,441      1,784,018
Average deposits                               1,550,979      1,501,630     1,497,571      1,498,825      1,473,625
Average total equity                            $170,518       $163,919      $157,232       $154,410       $149,619

